Research Growth, AI Momentum, and Margin Expansion
Highlight Wiley’s Second Quarter 2026

December 4, 2025 - Hoboken, NJ – Wiley (NYSE: WLY), a global leader in authoritative content and research intelligence for the advancement of scientific discovery, innovation, and learning, today reported results for the second quarter ended October 31, 2025.

SECOND QUARTER SUMMARY
•GAAP performance vs. prior year: Revenue of $422 million vs. $427 million including foregone revenue of $3 million from divested businesses; Operating Income of $73 million up 14%; and Diluted Earnings Per Share (EPS) of $0.84 up 14%
•Adjusted Results at constant currency: Adjusted Revenue of $422 million down 1% with solid Research growth more than offset by market-related declines in Learning; Adjusted Operating Income of $79 million up 14% and margin of 18.8% up 250 basis points; Adjusted EBITDA of $115 million up 8% and margin of 27.3% up 240 basis points; and Adjusted EPS of $1.10 up 12%
•Delivered strong growth and margin expansion in Research driven by global demand to publish, read, and license
•Executed $6 million content licensing project for AI model training; $35 million realized year-to-date
•Reduced Corporate Expenses (Adjusted EBITDA) by 18% at constant currency as part of multi-year margin expansion initiatives
•Delivered YTD Operating Cash Flow and Free Cash Flow improvement of 19% and 17%, respectively
•Increased share repurchases by 69% over prior year period to $21 million with Wiley’s dividend yield around 3.9%

MANAGEMENT COMMENTARY
“We continue to deliver strong performance in Research and accelerating momentum in AI as we capitalize on record research volume and expanding corporate R&D opportunities,” said Matthew Kissner, President and CEO. “In Research, strong global demand is driving defensible growth in our recurring revenue and open access models. In AI, we are turning high-value knowledge into impact through the execution of content licensing projects for large language models and corporate AI applications. Finally, operational excellence and margin expansion are a way of life for us as we continuously optimize our cost structure, drive investment and expense discipline, and advance our transformative publishing platform.”

FINANCIAL SUMMARY
Please see the accompanying financial tables for more detail.

Research
•Q2 Research revenue of $279 million was up 6% as reported and 5% at constant currency driven by 7% growth in Research Publishing including AI revenue of $5 million. Article submissions and output rose by 28% and 12%, respectively, with robust growth across all key geographies. Strong volume drove double-digit growth in author-funded open access and solid growth in Wiley’s recurring revenue models, combining subscriptions and transformational agreements. Year-to-date, Research revenue was up 6% as reported and 5% at constant currency.
•Q2 Adjusted EBITDA of $93 million was up 14% as reported and 13% at constant currency driven by revenue growth and cost savings initiatives. Adjusted EBITDA margin for the quarter was 33.5% vs. 31.3% in the prior year period. Year-to-date, Research Adjusted EBITDA was up 8% as reported and at constant currency.

Learning
•Q2 Learning revenue of $143 million was down 11% as reported and at constant currency due to market-related softness, including a sharp inventory drop off at an online retailer and a slowdown in consumer and corporate spending. Professional was down 16%. Academic was down 8%. Learning was also impacted by $4 million of AI revenue in the prior year. Across the segment, print declines more than offset digital growth. Year-to-date, Learning revenue was down 10% as reported and at constant currency. Declines are expected to moderate in the second half of the year as retail inventory levels stabilize.
•Q2 Adjusted EBITDA of $57 million for the quarter was down 14% as reported and at constant currency due to lower revenue. Adjusted EBITDA margin was 40.1% down from 41.3%. Year-to-date, Learning Adjusted EBITDA was down 12% as reported and at constant currency.

Corporate Expenses
“Corporate Expenses” are the portion of shared services costs not allocated to segments.
•Q2 Corporate Expenses on an Adjusted EBITDA basis were lower by 18% as reported and at constant currency due to restructuring efforts and expense management across functional areas, notably Technology. Year-to-date, Corporate Expenses on an Adjusted EBITDA basis were lower by 7% as reported and 8% at constant currency.

EPS
•Q2 GAAP EPS of $0.84 compared to $0.74 in prior year period. Q2 Adjusted EPS of $1.10 was up 12% at constant currency with operating performance offsetting a higher adjusted effective tax rate. Diluted shares outstanding were down by 1.3 million to 53.5 million. Year-to-date, GAAP EPS rose 48% on a reported basis and Adjusted EPS was up 9% at constant currency.

BALANCE SHEET, CASH FLOW, AND CAPITAL ALLOCATION
•Net Debt-to-EBITDA Ratio (Trailing Twelve Months) at quarter end was 2.0 compared to 2.2 in the year-ago period. Wiley recently utilized approximately $120 million of divestiture proceeds to reduce debt and expects leverage to come down materially in Fiscal 2026.
•Net Cash Used in Operating Activities was $77 million compared to $94 million in the prior year period. Note, Wiley’s regular use of cash in the first half of the fiscal year is driven by the timing of cash collections for annual journal renewals, which are concentrated in Q3 and Q4.
•Free Cash Flow improved to a use of $108 million from a use of $130 million in the prior year largely due to higher cash earnings and lower capex and interest payments. Capex was $31 million compared to $36 million.
•Returns to Shareholders: Wiley allocated $40 million in the quarter toward both repurchases ($21 million) and dividends ($19 million), up 26% over prior year. The Company acquired approximately 553,000 shares at an average cost of $38.11/share. Year-to-date, Wiley allocated $73 million to repurchases and dividends. During the first half, the Board approved a $250 million share repurchase authorization, deployed a 10b5-1 plan for repurchases outside open windows, and raised its dividend for the 32nd consecutive year.

FISCAL 2026 OUTLOOK
Wiley is reaffirming its full year outlook for Adjusted EBITDA margin, Adjusted EPS, and Free Cash Flow and narrowing its Revenue guidance to the low end of the range due to market challenges in Learning. Research and AI momentum are expected to remain strong. The revenue range is narrowed to low-single digit growth from low-to-mid single digit growth.

Metric	Fiscal 2024 Results	Fiscal 2025 Results	Fiscal 2026 Outlook
Adj. Revenue	$1,617M	$1,660M	Low-single digit growth*
Adj. EBITDA Margin	22.8%	24%	25.5% to 26.5%
Adj. EPS	$2.78	$3.64	$3.90 to $4.35
Free Cash Flow	$114M	$126M	Approximately $200M
*Narrowed from low-to-mid single digit growth
Adjusted metrics exclude impact of divestitures, which were primarily completed in Fiscal 2024 with remainder completed in first half of Fiscal 2025. Approximately $17 million of divestiture-related revenue was recorded in Fiscal 2025.

EARNINGS CONFERENCE CALL
Scheduled for today, December 4 at 10:00 am (ET). Access webcast at Investor Relations at investors.wiley.com, or directly at https://events.q4inc.com/attendee/792761606. U.S. callers, please dial (888) 210-3346 and enter the participant code 2521217#. International callers, please dial (646) 960-0253 and enter the participant code 2521217#.

ABOUT WILEY
Wiley (NYSE: WLY) is a global leader in authoritative content and research intelligence for the advancement of scientific discovery, innovation, and learning. With more than 200 years at the center of the scholarly ecosystem, Wiley combines trusted publishing heritage with AI-powered platforms to transform how knowledge is discovered, accessed, and applied. From individual researchers and students to Fortune 500 R&D teams, Wiley enables the transformation of scientific breakthroughs into real-world impact. From knowledge to impact—Wiley is redefining what's possible in science and learning. Visit us at Wiley.com and Investors.Wiley.com. Follow us on Facebook, X, LinkedIn and Instagram.

NON-GAAP FINANCIAL MEASURES
Wiley provides non-GAAP financial measures and performance results such as “Adjusted EPS,” “Adjusted Operating Income and Margin,” “EBITDA, Adjusted EBITDA and Margin,” “Adjusted Income before Taxes,” “Adjusted Income Tax Provision,” “Adjusted Effective Tax Rate,” “Free Cash Flow less Product Development Spending,” “Adjusted Revenue,” and results on a Constant Currency basis to assess underlying business performance and trends. Management believes non-GAAP financial measures, which exclude the impact of restructuring charges and credits and certain other items, and the impact of divestitures and acquisitions provide a useful comparable basis to analyze operating results and earnings. See the reconciliations of non-GAAP financial measures and explanations of the uses of non-GAAP measures in the supplementary information. We have not provided our 2026 outlook for the most directly comparable U.S. GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with U.S. GAAP.

FORWARD- LOOKING STATEMENTS
This release contains certain forward-looking statements concerning the Company's operations, performance, and financial condition. Reliance should not be placed on forward-looking statements, as actual results may differ materially from those in any forward-looking statements. Any such forward-looking statements are based upon a number of assumptions and estimates that are inherently subject to uncertainties and contingencies, many of which are beyond the control of the Company and are subject to change based on many important factors. Such factors include, but are not limited to: (i) the level of investment in new technologies and products; (ii) subscriber renewal rates for the Company's journals; (iii) the financial stability and liquidity of journal subscription agents; (iv) the consolidation of book wholesalers and retail accounts; (v) the market position and financial stability of key online retailers; (vi) the seasonal nature of the Company's educational business and the impact of the used book market; (vii) worldwide economic and political conditions; (viii) the Company's ability to protect its copyrights and other intellectual property worldwide (ix) the ability of the Company to successfully integrate acquired operations and realize expected opportunities; (x) the ability to realize operating savings over time and in fiscal year 2026 in connection with our multiyear Global Restructuring Program and completed dispositions; (xi) cyber risk and the failure to maintain the integrity of our operational or security systems or infrastructure, or those of third parties with which we do business; (xii) as a result of acquisitions, we have and may record a significant amount of goodwill and other identifiable intangible assets and we may never realize the full carrying value of these assets; (xiii) our ability to leverage artificial intelligence technologies in our products and services, including generative artificial intelligence, large language models, machine learning, and other artificial intelligence tools; and (xiv) other factors detailed from time to time in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect subsequent events.

CATEGORY: EARNINGS RELEASES

Contact
Brian Campbell
Investor Relations
brian.campbell@wiley.com
201.748.6874

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1)(2)
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(in USD thousands, except per share information)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
Revenue, net	$421,751	$426,595	$818,551	$830,404
Costs and expenses:
Cost of sales	104,388	107,000	213,647	216,220
Operating and administrative expenses	225,087	238,891	465,417	487,710
Restructuring and related charges	6,032	3,627	9,070	7,497
Amortization of intangible assets	13,248	12,944	26,458	25,871
Total costs and expenses	348,755	362,462	714,592	737,298

Operating income	72,996	64,133	103,959	93,106
As a % of revenue	17.3%	15.0%	12.7%	11.2%

Interest expense	(11,670)	(14,463)	(22,712)	(27,250)
Net foreign exchange transaction gains (losses)	956	(3,328)	(15)	(3,094)
Net (loss) gain on sale of businesses, assets, and impairment charges related to assets held-for-sale	(2,309)	369	(3,425)	6,170
Other (expense) income, net	(1,963)	2,226	(2,090)	3,008

Income before taxes	58,010	48,937	75,717	71,940

Provision for income taxes	13,119	8,479	19,126	32,918
Effective tax rate	22.6%	17.3%	25.3%	45.8%
Net income	$44,891	$40,458	$56,591	$39,022
As a % of revenue	10.6%	9.5%	6.9%	4.7%

Earnings per share
Basic	$0.85	$0.75	$1.06	$0.72
Diluted	$0.84	$0.74	$1.05	$0.71

Weighted average number of common shares outstanding
Basic	53,089	54,191	53,233	54,284
Diluted	53,515	54,850	53,735	54,928

Notes:
(1) The supplementary information included in this press release for the three and six months ended October 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP MEASURES to NON-GAAP MEASURES
(in USD thousands, except per share information)
(unaudited)

Reconciliation of US GAAP Earnings per Share to Non-GAAP Adjusted EPS
	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
US GAAP Earnings Per Share - Diluted	$0.84	$0.74	$1.05	$0.71
Adjustments:
Restructuring and related charges	0.09	0.06	0.14	0.12
Foreign exchange (gains) losses on intercompany transactions, including the write off of certain cumulative translation adjustments	(0.02)	0.04	(0.01)	—
Amortization of acquired intangible assets	0.22	0.21	0.42	0.40
Net loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale	0.04	—	0.06	(0.08)
Held for Sale or Sold segment Adjusted Net Loss	—	0.01	—	0.05
Legal settlement	—	—	—	—
Income tax adjustments	(0.07)	(0.09)	(0.07)	0.24
Non-GAAP Adjusted Earnings Per Share - Diluted	$1.10	$0.97	$1.59	$1.44

Reconciliation of US GAAP Income Before Taxes to Non-GAAP Adjusted Income Before Taxes
	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
US GAAP Income Before Taxes	$58,010	$48,937	$75,717	$71,940
Pretax Impact of Adjustments:
Restructuring and related charges	6,032	3,627	9,070	7,497
Foreign exchange (gains) losses on intercompany transactions, including the write off of certain cumulative translation adjustments	(1,111)	2,943	(1,550)	351
Amortization of acquired intangible assets	13,248	12,944	26,458	25,913
Net loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale	2,309	(369)	3,425	(6,170)
Held for Sale or Sold segment Adjusted Loss Before Taxes	—	1,059	—	3,578
Legal settlement	108	—	108	—
Non-GAAP Adjusted Income Before Taxes	$78,596	$69,141	$113,228	$103,109

Reconciliation of US GAAP Income Tax Provision to Non-GAAP Adjusted Income Tax Provision, including our US GAAP Effective Tax Rate and our Non-GAAP Adjusted Effective Tax Rate

US GAAP Income Tax Provision	$13,119	$8,479	$19,126	$32,918
Income Tax Impact of Adjustments (3)
Restructuring and related charges	1,271	161	1,790	911
Foreign exchange (gains) losses on intercompany transactions, including the write off of certain cumulative translation adjustments	(217)	729	(967)	338
Amortization of acquired intangible assets	2,133	1,792	4,126	3,601
Net loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale	—	(588)	54	(1,513)
Held for Sale or Sold segment Adjusted Tax Benefit	—	515	—	887
Legal settlement	—	—	—	—
Income Tax Adjustments
Impact of valuation allowance on the US GAAP effective tax rate	(212)	4,911	29	(13,119)
Impact of change in Germany statutory tax rate on deferred tax balances	3,869	—	3,869	—
Non-GAAP Adjusted Income Tax Provision	$19,963	$15,999	$28,027	$24,023

US GAAP Effective Tax Rate	22.6%	17.3%	25.3%	45.8%
Non-GAAP Adjusted Effective Tax Rate	25.4%	23.1%	24.8%	23.3%

Notes:
(1) All amounts are approximate due to rounding.

(2) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors.

(3) For the three and six months ended October 31, 2025 and 2024, respectively, substantially all of the tax impact was from deferred taxes.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
RECONCILIATION OF US GAAP NET INCOME TO NON-GAAP EBITDA AND ADJUSTED EBITDA
(in USD thousands)
(unaudited)

	Three Months Ended October 31,		Six Months Ended October 31,
	2025	2024	2025	2024
Net Income	$44,891	$40,458	$56,591	$39,022
Interest expense	11,670	14,463	22,712	27,250
Provision for income taxes	13,119	8,479	19,126	32,918
Depreciation and amortization	35,929	36,718	72,375	73,971
Non-GAAP EBITDA	105,609	100,118	170,804	173,161
Restructuring and related charges	6,032	3,627	9,070	7,497
Net foreign exchange transaction (gains) losses	(956)	3,328	15	3,094
Net loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale	2,309	(369)	3,425	(6,170)
Other expense (income), net	1,963	(2,226)	2,090	(3,008)
Held for Sale or Sold segment Adjusted EBITDA	—	1,059	—	3,578
Legal settlement	108	—	108	—
Non-GAAP Adjusted EBITDA	$115,065	$105,537	$185,512	$178,152
Adjusted EBITDA Margin	27.3%	24.9%	22.7%	21.9%

Notes:
(1) All amounts are approximate due to rounding.

(2) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2) (3)
SEGMENT RESULTS
(in USD thousands)
(unaudited)

			% Change
	Three Months Ended October 31,		Favorable (Unfavorable)
	2025	2024	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$241,382	$222,667	8%	7%
Research Solutions	37,132	39,218	-5%	-6%
Total Revenue, net	$278,514	$261,885	6%	5%

Non-GAAP Adjusted Operating Income	$69,961	$59,527	18%	16%
Depreciation and amortization	23,319	22,522	-4%	-2%
Non-GAAP Adjusted EBITDA	$93,280	$82,049	14%	13%
Adjusted EBITDA margin	33.5%	31.3%

Learning:
Revenue, net
Academic	$87,030	$94,788	-8%	-8%
Professional	56,207	66,726	-16%	-16%
Total Revenue, net	$143,237	$161,514	-11%	-11%

Non-GAAP Adjusted Operating Income	$46,755	$55,871	-16%	-16%
Depreciation and amortization	10,680	10,897	2%	2%
Non-GAAP Adjusted EBITDA	$57,435	$66,768	-14%	-14%
Adjusted EBITDA margin	40.1%	41.3%

Held for Sale or Sold:
Total Revenue, net	$—	$3,196	#	#

Non-GAAP Adjusted Operating Loss	$—	$(1,059)	#	#
Depreciation and amortization	—	—	#	#
Non-GAAP Adjusted EBITDA	$—	$(1,059)	#	#
Adjusted EBITDA margin	0.0%	-33.1%

Corporate Expenses:
Non-GAAP Adjusted Corporate Expenses	$(37,580)	$(46,579)	19%	20%
Depreciation and amortization	1,930	3,299	41%	42%
Non-GAAP Adjusted EBITDA	$(35,650)	$(43,280)	18%	18%

Consolidated Results:
Revenue, net	$421,751	$426,595	-1%	-2%
Less: Held for Sale or Sold Segment	—	(3,196)	#	#
Adjusted Revenue, net	$421,751	$423,399	0%	-1%

Operating Income	$72,996	$64,133	14%	13%
Adjustments:
Restructuring charges	6,032	3,627	-66%	-66%
Held for Sale or Sold Segment Adjusted Operating Loss	—	1,059	#	#
Legal settlement	108	—	#	#
Non-GAAP Adjusted Operating Income	$79,136	$68,819	15%	14%
Adjusted Operating Income margin	18.8%	16.3%
Depreciation and amortization	35,929	36,718	2%	3%
Less: Held for Sale or Sold Segment depreciation and amortization	—	—	#	#
Non-GAAP Adjusted EBITDA	$115,065	$105,537	9%	8%
Adjusted EBITDA margin	27.3%	24.9%

Notes:
(1) The supplementary information included in this press release for the three and six months ended October 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors.

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2) (3)
SEGMENT RESULTS
(in USD thousands)
(unaudited)

			% Change
	Six Months Ended October 31,		Favorable (Unfavorable)
	2025	2024	Reported	Constant Currency
Research:
Revenue, net
Research Publishing	$473,209	$453,618	4%	3%
Research Solutions	86,997	73,576	18%	17%
Total Revenue, net	$560,206	$527,194	6%	5%

Non-GAAP Adjusted Operating Income	$126,209	$114,743	10%	10%
Depreciation and amortization	46,704	45,081	-4%	-2%
Non-GAAP Adjusted EBITDA	$172,913	$159,824	8%	8%
Adjusted EBITDA margin	30.9%	30.3%

Learning:
Revenue, net
Academic	$142,502	$154,752	-8%	-8%
Professional	115,843	131,076	-12%	-12%
Total Revenue, net	$258,345	$285,828	-10%	-10%

Non-GAAP Adjusted Operating Income	$68,410	$78,371	-13%	-13%
Depreciation and amortization	20,524	22,191	8%	8%
Non-GAAP Adjusted EBITDA	$88,934	$100,562	-12%	-12%
Adjusted EBITDA margin	34.4%	35.2%

Held for Sale or Sold:
Total Revenue, net	$—	$17,382	#	#

Non-GAAP Adjusted Operating Loss	$—	$(3,578)	#	#
Depreciation and amortization	—	—	#	#
Non-GAAP Adjusted EBITDA	$—	$(3,578)	#	#
Adjusted EBITDA margin	0.0%	-20.6%

Corporate Expenses:
Non-GAAP Adjusted Corporate Expenses	$(81,482)	$(88,933)	8%	9%
Depreciation and amortization	5,147	6,699	23%	23%
Non-GAAP Adjusted EBITDA	$(76,335)	$(82,234)	7%	8%

Consolidated Results:
Revenue, net	$818,551	$830,404	-1%	-2%
Less: Held for Sale or Sold Segment	—	(17,382)	#	#
Adjusted Revenue, net	$818,551	$813,022	1%	0%

Operating Income	$103,959	$93,106	12%	12%
Adjustments:
Restructuring charges	9,070	7,497	-21%	-21%
Held for Sale or Sold Segment Adjusted Operating Loss	—	3,578	#	#
Legal settlement	108	—	#	#
Non-GAAP Adjusted Operating Income	$113,137	$104,181	9%	9%
Adjusted Operating Income margin	13.8%	12.8%
Depreciation and amortization	72,375	73,971	2%	3%
Less: Held for Sale or Sold depreciation and amortization	—	—	#	#
Non-GAAP Adjusted EBITDA	$185,512	$178,152	4%	4%
Adjusted EBITDA margin	22.7%	21.9%

# Variance greater than 100%

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
(in USD thousands)
(unaudited)

	October 31, 2025	April 30, 2025
Assets:
Current assets
Cash and cash equivalents	$67,404	$85,882
Accounts receivable, net	209,679	228,410
Inventories, net	21,387	22,875
Prepaid expenses and other current assets	82,753	102,717
Total current assets	381,223	439,884

Technology, property and equipment, net	146,796	162,125
Intangible assets, net	581,998	595,044
Goodwill	1,116,174	1,121,505
Operating lease right-of-use assets	62,152	66,128
Other non-current assets	178,396	306,780
Total assets	$2,466,739	$2,691,466

Liabilities and shareholders' equity:
Current liabilities
Accounts payable	$47,654	$60,948
Accrued royalties	126,130	109,765
Short-term portion of long-term debt	10,000	10,000
Contract liabilities	218,787	462,693
Accrued employment costs	52,796	93,117
Short-term portion of operating lease liabilities	16,636	18,282
Other accrued liabilities	68,348	66,051
Total current liabilities	540,351	820,856
Long-term debt	861,713	789,435
Accrued pension liability	72,053	71,899
Deferred income tax liabilities	102,986	105,145
Operating lease liabilities	76,278	81,482
Other long-term liabilities	73,169	70,443
Total liabilities	1,726,550	1,939,260
Shareholders' equity	740,189	752,206
Total liabilities and shareholders' equity	$2,466,739	$2,691,466

Notes:
(1) The supplementary information included in this press release for October 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

JOHN WILEY & SONS, INC.
SUPPLEMENTARY INFORMATION (1) (2)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in USD thousands)
(unaudited)

	Six Months Ended October 31,
	2025	2024
Operating activities:
Net income	$56,591	$39,022
Net loss (gain) on sale of businesses, assets, and impairment charges related to assets held-for-sale	3,425	(6,170)
Amortization of intangible assets	26,458	25,871
Amortization of product development assets	7,663	8,622
Depreciation and amortization of technology, property, and equipment	38,254	39,478
Other noncash charges	40,325	45,638
Net change in operating assets and liabilities	(249,221)	(246,453)
Net cash used in operating activities	(76,505)	(93,992)

Investing activities:
Additions to technology, property, and equipment	(25,125)	(29,030)
Product development spending	(6,296)	(7,127)
Businesses acquired in purchase transactions, net of cash acquired	—	(915)
Net cash proceeds (transferred) related to the sale of businesses and assets	114,132	(8,117)
Acquisitions of publication rights and other	(10,273)	700
Net cash provided by (used in) investing activities	72,438	(44,489)

Financing activities:
Net debt borrowings	75,501	184,066
Cash dividends	(37,772)	(38,264)
Purchases of treasury shares	(35,085)	(25,421)
Other	(15,617)	(7,298)
Net cash (used in) provided by financing activities	(12,973)	113,083

Effects of exchange rate changes on cash, cash equivalents and restricted cash	(1,438)	1,441

Change in cash, cash equivalents and restricted cash for period	(18,478)	(23,957)

Cash, cash equivalents and restricted cash - beginning	85,932	99,543
Cash, cash equivalents and restricted cash - ending	$67,454	$75,586

CALCULATION OF NON-GAAP FREE CASH FLOW LESS PRODUCT DEVELOPMENT SPENDING (3)

	Six Months Ended October 31,
	2025	2024
Net cash used in operating activities	$(76,505)	$(93,992)
Less: Additions to technology, property, and equipment	(25,125)	(29,030)
Less: Product development spending	(6,296)	(7,127)
Free cash flow less product development spending	$(107,926)	$(130,149)

Notes:
(1) The supplementary information included in this press release for the six months ended October 31, 2025 is preliminary and subject to change prior to the filing of our upcoming Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

(2) All amounts are approximate due to rounding.

(3) See Explanation of Usage of Non-GAAP Performance Measures included in this supplementary information for additional details on the reasons why management believes presentation of each non-GAAP performance measure provides useful information to investors.

JOHN WILEY & SONS, INC.
EXPLANATION OF USAGE OF NON-GAAP PERFORMANCE MEASURES
In this earnings release and supplemental information, management may present the following non-GAAP performance measures:
•Adjusted Earnings Per Share (Adjusted EPS);
•Free Cash Flow less Product Development Spending;
•Adjusted Revenue;
•Adjusted Operating Income and margin;
•Adjusted Income Before Taxes;
•Adjusted Income Tax Provision;
•Adjusted Effective Tax Rate;
•EBITDA, Adjusted EBITDA and margin; and
•Results on a constant currency basis.
Management uses these non-GAAP performance measures as supplemental indicators of our operating performance and financial position as well as for internal reporting and forecasting purposes, when publicly providing our outlook, to evaluate our performance and calculate incentive compensation.
We present these non-GAAP performance measures in addition to US GAAP financial results because we believe that these non-GAAP performance measures provide useful information to certain investors and financial analysts for operational trends and comparisons over time. The use of these non-GAAP performance measures may also provide a consistent basis to evaluate operating profitability and performance trends by excluding items that we do not consider to be controllable activities for this purpose.
The performance metric used by our chief operating decision maker to evaluate performance of our reportable segments is Adjusted Operating Income. We present both Adjusted Operating Income and Adjusted EBITDA for each of our reportable segments as we believe Adjusted EBITDA provides additional useful information to certain investors and financial analysts for operational trends and comparisons over time. It removes the impact of depreciation and amortization expense, as well as presents a consistent basis to evaluate operating profitability and compare our financial performance to that of our peer companies and competitors.
For example:
•Adjusted EPS, Adjusted Revenue, Adjusted Operating Income and margin, Adjusted Income Before Taxes, Adjusted Income Tax Provision, Adjusted Effective Tax Rate, EBITDA, and Adjusted EBITDA and margin provide a more comparable basis to analyze operating results and earnings and are measures commonly used by shareholders to measure our performance.
•Free Cash Flow less Product Development Spending helps assess our ability, over the long term, to create value for our shareholders as it represents cash available to repay debt, pay common stock dividends, and fund share repurchases and acquisitions.
•Results on a constant currency basis remove distortion from the effects of foreign currency movements to provide better comparability of our business trends from period to period. We measure our performance excluding the impact of foreign currency (or at constant currency), which means that we apply the same foreign currency exchange rates for the current and equivalent prior period.
In addition, we have historically provided these or similar non-GAAP performance measures and understand that some investors and financial analysts find this information helpful in analyzing our operating margins and net income, and in comparing our financial performance to that of our peer companies and competitors. Based on interactions with investors, we also believe that our non-GAAP performance measures are regarded as useful to our investors as supplemental to our US GAAP financial results, and that there is no confusion regarding the adjustments or our operating performance to our investors due to the comprehensive nature of our disclosures.
We have not provided our 2026 outlook for the most directly comparable US GAAP financial measures, as they are not available without unreasonable effort due to the high variability, complexity, and low visibility with respect to certain items, including restructuring charges and credits, gains and losses on foreign currency, and other gains and losses. These items are uncertain, depend on various factors, and could be material to our consolidated results computed in accordance with US GAAP.
Non-GAAP performance measures do not have standardized meanings prescribed by US GAAP and therefore may not be comparable to the calculation of similar measures used by other companies and should not be viewed as alternatives to measures of financial results under US GAAP. The adjusted metrics have limitations as analytical tools, and should not be considered in isolation from, or as a substitute for, US GAAP information. It does not purport to represent any similarly titled US GAAP information and is not an indicator of our performance under US GAAP. Non-GAAP financial metrics that we present may not be comparable with similarly titled measures used by others. Investors are cautioned against placing undue reliance on these non-GAAP measures.